Exhibit 15

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated November 29, 2018 on our review of interim financial information of Frutarom Industries Ltd., which is included in International Flavors & Fragrances Inc.’s Current Report on Form 8-K dated November 30, 2018, for the three month and nine month periods ended September 30, 2018 is incorporated by reference in this Registration Statement on Form S-3 .

Haifa, Israel	/s/ Kesselman & Kesselman

May 7, 2019	Certified Public Accountants (Isr.)

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